Exhibit 10.12

CONSENT OF LANDLORD
(to Sublease)

Subject to the conditions set forth herein, Tower of the Hills, LP, a Texas limited partnership, as successor to CarrAmerica Realty, L.P., t/a Tower of the Hills (herein, referred to as “Lessor”) hereby consents to the attached sublease agreement dated 6/1/07 by and between RWA Financial Services, Inc. (herein referred to as “Sublessor”) and CreditCards.com (herein referred to as “Subtenant”) and all its terms (the “Sublease Agreement”). This Consent does not release or discharge Sublessor from any obligations or liability as the tenant or lessee under that certain lease dated July 11, 2002 (hereinafter the “Lease”) including, without limitation the obligation to pay rent. This consent is granted by Lessor subject to the following terms and conditions:

1.                         Subtenant shall not assign the Sublease Agreement nor sublet the premises described in the Sublease Agreement (the Sublease Premises) in whole or part; and shall not permit Sublessee’s interest in the Sublease Agreement to be vested in any third party by operation or law or otherwise.

2.                         This consent shall not be deemed to be a consent to any subsequent assignment or subletting. Sublessor shall not make any subsequent amendment to the Sublease Agreement without Lessor’s prior written consent, which shall not be unreasonably withheld. Lessor shall not be deemed to have waived any rights under the Lease by virtue of this Consent.

3.                         The Lease shall remain in full force and effect according to its terms. Lessee shall remain primarily obligated to perform all terms and conditions of the Lease. Subtenant shall remain obligated to perform all obligations under the Sublease Agreement.

4.                         The Sublease Agreement is in all respects subordinate to the terms of the Lease. Insofar as the specific terms of the Sublease Agreement purport to amend or modify or are in conflict with the specific terms of the Lease, the terms of the Lease shall control, and such Lease terms shall apply in all respects to Subtenant, except that Subtenant’s obligation to pay rent to Sublessor shall be determined by this Sublease Agreement. Lessor assumes no liability whatsoever on account of anything contained in the Sublease Agreement.

5.                         Any rights under the Sublease Agreement may be enforced by Subtenant only against Sublessor, and Subtenant shall have no right to enforce any of Sublessor’s rights under the Lease against Lessor by virtue of the Sublease Agreement, this consent, or otherwise.

6.                         Notwithstanding the subletting allowed herewith, Sublessor and any guarantor of Sublessor’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Sublessor other obligations under this Lease. If an event of default, as hereinafter defined, should occur while the Sublease Premises or any part thereof are then sublet,

Lessor, in addition to any other remedies herein provided or provided by law, may at its option collect directly from Subtenant all rents becoming due to Sublessor under the Sublease Agreement and apply such rent against any sums due to Lessor by Sublessor hereunder and Subtenant hereby authorizes and directs Subtenant to make such payments of rent direct to Lessor upon receipt of notice from Lessor. No direct collection by Lessor from Subtenant shall be construed to constitute a novation or a release of Sublessor or any guarantor of Sublessor from the further performance of its obligations hereunder. Receipt by Lessor of rent from Subtenant or other occupant of the Subleased Premises shall not be deemed a waiver of the covenant of the Lease contained against assignment and subletting or a release of Sublessor under this Lease.

IN WITNESS WHEREOF, the undersigned has executed this Consent of Lessor as of this 1 day of June, 2007.

LESSOR:

TOWER OF THE HILLS, L.P., a Texas limited partnership

By: Aspen Growth Properties Inc., a Texas corporation, its general partner

By:	/s/ Mark McAllister	dated: June 5, 2007
Mark McAllister, President

SUBLESSOR:

RWA FINANCIAL SERVICES, INC.

By:	/s/ Wendy Jo Allen	dated: May 25, 2007
Wendy Jo Allen, Secretary/Treasurer

SUBTENANT:

CREDITCARDS.COM

By:	/s/ Christopher Speltz	dated: June 1, 2007
Name:	Christopher Speltz CFO

Tower Of The Hills, LP 901 S Mopac Expwy Bldg 1 suite 200 Austin, TX 78746

Statement

		513-910-CU RWA Financial Services, Inc. 13809 Research Blvd. Suite 910 Austin, TX 78750

DATE	DESCRIPTION	AMOUNT DUE	BALANCE

PREVIOUS MONTH ENDING BALANCE

			0.00
	CURRENT CHARGES
04/01/2007	Monthly Base Rent	1,366.42
04/01/2007	Common Area Maintenance	1,300.51

	TOTAL CURRENT		2,666.93

Total Amount Due:			$2,666.93

Comments:	Please make check payable to Tower Of The Hills, LP
If you have any questions, please contact Kathleen Ramlow at 512-732-9922 ex:323

RWAFinancial Services, Inc.		Statement Date: 04/01/2007
13809 Research Blvd.
Suite 910		Total Due:	$ 2,666.93
Austin, TX 78750

WA FINANCIAL SERVICES INC.
Tower of the Hills		3/30/2007
			2,666.93

PAYMENT RECORD

Bank One			2,666.93

COMMERCIAL SUBLEASE AGREEMENT

THIS SUBLEASE dated this 25th day of  May, 2007

BETWEEN:

R.W.A. Financial Services; Inc.
(the “Sublandlord”)

OF THE FIRST PART

- AND -

CreditCards.com, Inc.
(the “Subtenant”)

OF THE SECOND PART

Background

A.                     This is an agreement (the “Sublease”) to sublet real property according to the terms specified below.

B.                       The master lease (the “Master Lease”) is dated 7/11/2002 [CJS] and is between CarrAmerica Realty, L.P. [CJS] (the “Landlord”) and the Sublandlord with respect to the following lands and any improvements on those lands (the “Premises”): 13809 Research Blvd., #910 Austin, TX 78750.

C.                       The Subtenant is willing to undertake certain obligations of the Master Lease.

IN CONSIDERATION OF the Sublandlord subletting and the Subtenant renting the Subleased Premises, both parties agree to keep, perform and fulfill the promises, conditions and agreements below:

Subleased Premises

1.                         The Sublandlord leases to the Subtenant all of the Premises (the “Subleased Premises”).

Term

2.                         The term (the “Term”) of this Sublease commences at 12:00 noon on July 1, 2007 and ends at 12:00 noon on December 31, 2007.

 3.                      The provisions of this Sublease are subject to the terms and restrictions of the Master Lease.

Rent

4.                         The amount of rent and the conditions of payment are the same as under the Master Lease. Notwithstanding the foregoing, Sublandlord shall solely be responsible for any Operating Costs or Taxes, as defined in Section 2 A, B and C in the Master Lease, pertaining to all time periods prior to the Term, including any Landlord adjustments to Operating Costs and Taxes for time periods prior to the Term, including any Landlord adjustments to Operating Costs and Taxes for time periods prior to the Term [CJS].

5.                         The Subtenant will deliver or send the rent to the Sublandlord [CJS] at 11149 Calavar Drive, Austin TX 78726.

Use of Subleased Premises

6.                         Except as otherwise provided in this Sublease, the Subtenant and the agents and employees of the Subtenant will only use the Subleased Premises for a purpose consistent with the permitted use allowed in the Master Lease. Further, the Subtenant agrees to comply with all other applicable provisions of the Master Lease, and will not do anything that would constitute a violation of any part or condition of the Master Lease.

Utilities

7.                         All payments for utilities and other charges connected with the Subleased Premises, which are to be paid by the Sublandlord under the Master Lease, will be paid by the Subtenant for the remainder of the Term.

Maintenance and Repairs

8.                         At the end of the Term, [CJS] The Subtenant agrees to surrender and deliver to the Sublandlord the Subleased Premises and all furniture and decorations that were [CJS] within the Subleased Premises in as good a condition as they were at the beginning of the Term, reasonable wear and tear excepted. The Subtenant will be liable to the Sublandlord and the Landlord for any damages occurring to the Subleased Premises or the contents of the Subleased Premises or to the building which are done by the Subtenant or the Subtenant’s guests.

9.                         The Subtenant will immediately report all general maintenance issues and needed repairs to the Sublandlord and the Landlord.

Insurance

10.                   The Subtenant, at the expense of the Subtenant, will carry insurance similar to that required of the Sublandlord under the Master Lease. The Subtenant will include the Sublandlord and the Landlord as additional insureds on all policies of insurance.

11.                   The Subtenant will provide proof of such insurance to the Sublandlord and the Landlord upon the issuance or renewal of such insurance.

Taxes

12.                   The Subtenant will pay any privilege, excise and other taxes duly assessed against the business of the Subtenant, the Subleased Premises and any personal property on or about the Subleased Premises. The Subtenant will avoid the assessment of any late fees or penalties.

Event of Default

13.                   The Subtenant will default under this Sublease if any one or more of the following events (the “Event of Default”) occurs:

a.                          The Subtenant fails to pay the Rent to the Sublandlord [CJS] or any amount of it when due or within any grace period, if any.

b.                         The Subtenant fails to perform any of its obligations under this Sublease or any applicable obligation under the Master Lease.

c.                          The Subtenant becomes insolvent, commits an act of bankruptcy, becomes bankrupt, takes the benefit of any legislation that may be in force for bankrupt or insolvent debtors, becomes involved in a voluntary or involuntary winding up, dissolution or liquidation proceeding, or if a receiver will be appointed for the affairs of the Subtenant.

d.                         The Subtenant abandons the Subleased Premises or any part of the Subleased Premises.

e.                          The Subtenant uses the Subleased Premises for any unpermitted or illegal purposes.

f.                            The Subtenant fails to commence, diligently pursue, and complete the Subtenant’s work to be performed pursuant to this Sublease pertaining to the Subleased Premises.

g.                         The Subleased Premises, or any part of the Subleased Premises is completely or partially damaged by fire or other casualty that is due to the Subtenant’s negligence, wilful act, or that of the Subtenant’s employee, family, agent, or guest.

h.                         Any other event of default provided in the Master Lease [CJS].

Remedies

14.                   Upon the occurrence of any Event of Default, the Sublandlord has any or all of the following remedies:

a.                          Terminate the Sublease upon [CJS] any notice required in the Master Lease [CJS] and the Term [CJS] will then immediately become forfeited and void.

b.                         The Sublandlord may, but is not obligated to, perform on behalf of the Subtenant, any obligation of this Sublease or the Master Lease which the Subtenant has failed to perform. The Sublandlord may seek redress from the Subtenant for such performance.

c.                          The Sublandlord may reenter the Subleased Premises or any part of the Subleased Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained within the Subleased Premises.

d.                         Any other remedy provided in the Master Lease [CJS].

15.                   No reference to or exercise of any specific right or remedy by the Sublandlord will prejudice or preclude the Sublandlord from any other remedy whether allowed at law or in equity or expressly provided for in this Sublease or the Master Lease. No such remedy will be exclusive or dependent upon any other such remedy, but the Sublandlord may from time to time exercise any one or more of such remedies independently or in combination.

16.                   Upon the expiration, termination or cancellation of the Master Lease or this Sublease, all obligations of the parties under this Sublease will be extinguished.

17.                   Any improvements remaining on the Subleased Premises upon termination will revert to the Sublandlord and will be free of any encumbrance at the time of such reversion.

Governing Law

18.                   It is the intention of the parties to this Sublease that the tenancy created by this Sublease and the performance under this Sublease, and all suits and special proceedings under this Sublease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Texas, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

19.                   If there is a conflict between any provision of this Lease and the applicable legislation of the State of Texas (the “Act”), the Act will prevail and such provisions of the Sublease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Sublease.

20.                   In the event that any of the provisions of this Sublease will be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions will nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Sublease and the remaining provisions had been executed by both parties subsequent to the expungement of the invalid provision.

Assignment and Subletting

21.                   The Subtenant will not assign, transfer or further sublet the Subleased Premises or any part of the Subleased Premises without the prior written consent of the Sublandlord and the Landlord.

Notices

22.                   Unless otherwise specifically provided in this Sublease, all notices from the Subtenant to the Sublandlord will be served or sent to the Sublandlord at the following address:

11149 Calavar Drive, Austin, TX 78726.

23.                   Unless otherwise specifically provided in this Sublease, all notices from the Sublandlord to the Subtenant will be served or sent to the Subtenant at the following address:

13809 Research Blvd., #906.

24.                   All notices to be given under this Sublease will be in writing and will be served personally or sent by certified or registered mail using the United States Postal Service.

Master Lease

25.                   Except as otherwise expressly provided in this Sublease, the Subtenant will perform all applicable duties and obligations of the Sublandlord under the Master Lease from July 1, 2007 until the end of the Term of this Sublease.

26.                   Except as otherwise expressly provided in this Sublease, the Sublandlord will have, as to the Subtenant, all applicable rights and remedies that the Landlord has with respect to the Sublandlord in the Master Lease.

27.                   This Sublease contains all of the conditions and terms made between the parties to this Sublease, and may not be modified orally or in any other manner other than by agreement in writing signed by all parties to this Sublease or their respective successors in interest.

28.                   This Sublease incorporates and is subject to the Master Lease, a copy of which has been or will be later provided to the Subtenant, and which is incorporated as if it were set out in this Sublease.

General Provisions

29.                   In the event of any legal action concerning this Sublease, the losing party will pay to the prevailing party reasonable attorney’s fees and court costs to be fixed by the court and such judgment will be entered.

30.                   The Sublandlord may enter the Subleased Premises upon 24 hours notice for any of the following reasons:

a.        to inspect the Subleased Premises;

b.       to maintain the Subleased Premises; or

c.        to make repairs that the Sublandlord is obligated to perform.

31.                   This Sublease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Sublease. All covenants are to be construed as conditions of this Sublease.

32.      [DELETED][CJS]

33.                   Where there is more than one Subtenant executing this Sublease, all Subtenants are jointly and severally liable for each other’s acts, omissions and liabilities under this Sublease.

34.                   The Subtenant will be charged an additional amount of $25.00 for each N.S.F. check or check returned by the Subtenant’s financial institution.

35.                   All schedules to this Sublease are incorporated into and form an integral part of this Sublease.

36.                   Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Sublease. Words in the singular mean and include the plural and vice versa. Words in the masculine include the feminine and vice versa. The words “Sublandlord” and “Subtenant” as used in this Sublease include the plural as well as the singular; no regard for gender is intended by the language in this Sublease.

37.                   This Sublease may be executed in counterparts.

38.                   Time is of the essence in this Sublease.

39.                   The Sublandlord and the Subtenant have no interest or other rights of ownership in each other. The parties are not agents for each other. Under no circumstances will this Sublease be construed as creating a partnership or joint venture between the parties to this Sublease.

40.                   Each signatory to this Sublease acknowledges receipt of an executed copy of this Sublease.

41.                   This Sublease will not be valid and binding on the Sublandlord and Subtenant unless and until it has been completely executed by and delivered to both parties and the Landlord has consented to this Sublease.

IN WITNESS WHEREOF the Sublandlord and the Subtenant have duly affixed their signatures under hand and seal on this 25th day of May, 2007.

R.W.A. Financial Services, Inc.
/s/ Witness	Per:	Wendy Jo Allen	(SEAL)
Witness		Secretary/Treasurer
R.W.A. Financial Services, Inc.

CreditCards.com, Inc.
/s/ Faith Johnson	Per:	Christopher Speltz	(SEAL)
Witness		CFO

Consent of Landlord to Sublease

The undersigned, the landlord in the Master Lease of 7/11/2002 [CJS], hereby acknowledges consent to the foregoing Sublease Agreement. The Landlord will provide both the Sublandlord and the Subtenant with notice of any breach by the Subtenant under the Master Lease.

Dated:                                 , 20    .

Aspen Properties
	Per:	(SEAL)
Witness

********************

Lease

TOWER OF THE HILLS

********************

Between

RWA FINANCIAL SERVICES, INC.
(Tenant)

and

CARRAMERICA REALTY, L.P.,
t/a TOWER OF THE HILLS
(Landlord)

8.		WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE	11
	A.	Waiver of Claims	11
	B.	Indemnification	11
	C.	Tenant’s Insurance	12
	D.	Insurance Certificates	13
	E.	Landlord’s Insurance	13
9.		FIRE AND OTHER CASUALTY	13
	A.	Termination	13
	B.	Restoration	13
10.		EMINENT DOMAIN	13
11.		RIGHTS RESERVED TO LANDLORD	14
	A.	Name	14
	B.	Signs	14
	C.	Window Treatments	14
	D.	Keys	14
	E.	Access	14
	F.	Preparation for Reoccupancy	14
	G.	Heavy Articles	14
	H.	Show Premises	14
	I.	Relocation of Tenant	14
	J.	Use of Lockbox	15
	K.	Repairs and Alterations	15
	L.	Landlord’s Agents	15
	M.	Building Services	15
	N.	Other Actions	15
12.		TENANT’S DEFAULT	15
	A.	Rent Default	16
	B.	Assignment/Sublease or Hazardous Substances Default	16
	C.	Other Performance Default	16
	D.	Credit Default	16
	E.	Vacation or Abandonment Default	16
13.		LANDLORD REMEDIES	16
	A.	Termination of Lease or Possession	16
	B.	Lease Termination Damages	16
	C.	Possession Termination Damages	17
	D.	Landlord’s Remedies Cumulative	17
	E.	Waiver of Trial by Jury	17
	F.	Litigation Costs	17
14.		SURRENDER	17
15.		HOLDOVER	18
16.		SUBORDINATION TO GROUND TEASES AND MORTGAGES	18
	A.	Subordination	18
	B.	Termination of Ground Lease or Foreclosure of Mortgage	18
	C.	Security Deposit	18
	D.	Notice and Rights to Cure	18
	E.	Definitions	19
17.		ASSIGNMENT AND SUBLEASE	19
	A.	In General	19

	B.	Landlord’s Consent	19
	C.	Procedure	19
	D.	Change of Management or Ownership	20
	E.	Excess Payments	20
	F.	Recapture	20
18.		CONVEYANCE BY LANDLORD	20
19.		ESTOPPEL CERTIFICATE	20
20.		SECURITY DEPOSIT	20
21.		FORCE MAJEURE	21
22.		NOTICES	21
	A.	Landlord	21
	B.	Tenant	21
23.		QUIET POSSESSION	22
24.		REAL ESTATE BROKER	22
25.		MISCELLANEOUS	22
	A.	Successors and Assigns	22
	B.	Date Payments Are Due	22
	C.	Meaning of	22
	D.	Time of the Essence	22
	E.	No Option	22
	F.	Severability	22
	G.	Governing Law	22
	H.	Lease Modification	23
	I.	No Oral Modification	23
	J.	Landlord’s Right to Cure	23
	K.	Captions	23
	L.	Authority	23
	M.	Landlord’s Enforcement of Remedies	23
	N.	Entire Agreement	23
	O.	Landlord’s Title	23
	P.	Light and Air Rights	23
	Q.	Singular and Plural	23
	R.	No Recording by Tenant	23
	S.	Exclusivity	23
	T.	No Construction Against Drafting Party	24
	U.	Survival	24
	V.	Rent Not Based on Income	24
	W.	Building Manager and Service Providers	24
	X.	Late Charge and Interest on Late Payments	24
	Y.	Tenant’s Financial Statements	24
	Z.	Usury Savings	24
	AA.	Waiver of Warranties	24
26.		UNRELATED BUSINESS INCOME	25
27.		HAZARDOUS SUBSTANCES	25
28.		EXCULPATION	25
29.		LANDLORD’S LIEN	26

APPENDIX A - LEGAL DESCRIPTION OF LAND AND PLAN OF THE PREMISES

APPENDIX B - RULES AND REGULATIONS

APPENDIX C - TENANT IMPROVEMENT AGREEMENT

APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT

APPENDIX E - COMMENCEMENT DATE CONFIRMATION

v

LEASE

THIS LEASE (the “Lease”) is made as of July 11, 2002 [fill in prior to execution], between CarrAmerica Realty, L.P., t/a Tower of the Hills (the “Landlord”), and the Tenant as named in the Schedule below. The term “Project” means the building (the “Building”) known as “Tower of the Hills” and the land (the “Land”) located at 13809 Research Boulevard, Austin, Texas 78750, and legally described in Appendix A. “Premises” means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

The following schedule (the “Schedule”) is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

SCHEDULE

1.                         Tenant: RWA Financial Services, Inc.

2.                         Premises: Suite 910

3.                         Rentable Square Feet: approximately 1,726

4.                         Tenant’s Proportionate Share: 1.137% (based upon a total of 151,861 rentable square feet in the Building)

5.                         Security Deposit: $2,859.41

6.                         Tenant’s Real Estate Broker for this Lease: Bill Anderson: Office Leasing Advisors

7.                         Landlord’s Real Estate Broker for this Lease: None

8.                         Tenant Improvements, if any: See the Tenant Improvement Agreement attached hereto as Appendix C

9.                         Commencement Date: September 1, 2002, but if the Premises are subject to new construction pursuant to Appendix C, then the Completion Date, as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

10.                   Termination Date/Term: Sixty-four (64) months after the Commencement Date, provided that, if the Commencement Date is not the first day of a month, then sixty-four (64) months after the first day of the following month.

11.                   Guarantor: None

12.                   Base Rent:

Period	Annual Base Rent		Monthly Base Rent

Lease Months 1-4	N/A		$0.00

Lease Months 5-64	$16,397.00	($9.50 psf)	$1,366.42

13.                   Initial estimated Operating Cost Share Rent: $17,915.88 per year/$ 1,492.99 per month.

1.                       LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

2.                       RENT.

A.                    Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

CarrAmerica Realty, L.P., Austin
t/a Tower of the Hills
P.O. Box 642825
Pittsburgh, PA 15264-2825

or by wire transfer as follows:

PNC Bank
ABA Number: 043000096
Account Number: 1004339225

or in such other manner as Landlord may notify Tenant:

(1)                         Base Rent in monthly installments in advance, the first monthly installment payable on the fifth (5th) Lease Month of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

(2)                         Operating Cost Share Rent in an amount equal to the Tenant’s Proportionate Share of the Operating Costs for the applicable Fiscal Year (as defined below) of the Lease, paid monthly in advance in an estimated amount, provided that once Tenant commences the payment of Base Rent, such Operating Cost Share Rent shall be paid concurrently with Base Rent. Definitions of Operating Costs and Tenant’s Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

(3)                         Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent and Operating Cost Share Rent, but including any interest for late payment of any item of Rent.

(4)                         Rent as used in this Lease means Base Rent, Operating Cost Share Rent and Additional Rent. Tenant’s agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

B.                      Payment of Operating Cost Share Rent.

(1)                         Payment of Estimated Operating Cost Share Rent. Landlord shall estimate the Operating Costs of the Project (including Taxes, as defined below) by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (l/12th) of Tenant’s Proportionate Share of the estimated Operating Costs, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of this estimate, until a new estimate becomes applicable.

(2)                         Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the “Operating Cost Report”) by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant (inclusive of any Equitable Adjustments thereto), and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant’s payments of Operating Cost Share Rent next coming due.

C.                      Definitions.

(1)                         Included Operating Costs. “Operating Costs” means any expenses, costs and disbursements of any kind, paid or incurred by Landlord in connection with the management (including any management fees), maintenance, operation, insurance, repair, replacement and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include Taxes and the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, “Included Capital Items”); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

If the Project is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an “Equitable Adjustment”) actual Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. In addition to applying an Equitable Adjustment to Operating Costs actually incurred by Landlord during a Fiscal Year, Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

(2)                      Excluded Operating Costs. Operating Costs shall not include:

 (a)                 costs of alterations of tenant premises;

 (b)                costs of capital improvements other than Included Capital Items;

 (c)                 interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

 (d)                real estate brokers’ leasing commissions;

 (e)                 legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

 (f)                   any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

 (g)                the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

 (h)                depreciation (except on any Included Capital Items);

 (i)                    franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

 (j)                    legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

 (k)                 the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building; and

 (l)                    fines, penalties and interest.

(3)                      Taxes. “Taxes” means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems, and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, assessments by any property owners association or under any deed or other restrictive covenants and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the “Rent Tax”) Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord’s election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

(4)                       Lease Year. “Lease Year” means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

(5)                       Fiscal Year. “Fiscal Year” means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

(6)                       Lease Month. “Lease Month” means each of the twelve (12) calendar months occurring during a Lease Year, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Month shall be the period from the Commencement Date through the final day of the following calendar month.

D.                       Computation of Base Rent and Rent Adjustments.

(1)                       Prorations. If this Lease begins on a day other than the first day of a month, Base Rent and Operating Cost Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent shall be prorated for the applicable Fiscal Year.

(2)                       Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of (i) the maximum legal rate allowed by law or (ii) eighteen percent (18%) per annum.

(3)                       Rent Adjustments. The square footage of the Premises and the Building set form in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

(4)                       Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord’s notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent, without payment of interest.

3.                         PREPARATION AND CONDITION OF PREMISES: POSSESSION AND SURRENDER OF PREMISES.

A.                      Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant “as is”, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

B.                        Tenant’s Possession. Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

C.                        Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Commencement Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant’s right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

4.                         PROJECT SERVICES. Landlord shall furnish services as follows:

A.                      Heating and Air Conditioning. During the normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, excluding New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other holiday taken by tenants occupying at least one-half (½) of the Rentable Square Feet of office space in the Building, as announced from time to time by Landlord, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord’s judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning.

B.                        Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

C.                        Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant’s equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant’s expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord’s average cost of electricity. Such Additional Rent shall be in addition to Tenant’s obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

D.                       Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

E.                         Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building.

F.                         Parking. Landlord shall provide parking areas for the Project, as designated by Landlord from time to time, for the nonexclusive use by Tenant and its employees and other invitees in common with Landlord and other tenants of Project and their respective employees and other invitees. Tenant shall not use greater than one (1) parking space within the Project (including visitor parking spaces) for every three hundred (300) Rentable Square Feet contained within the Premises. Tenant shall have no right to exclusive parking with respect to any parking spaces within the Project, and Tenant shall not tow cars or otherwise enforce its parking rights against third parties. Tenant shall not allow its employees or other invitees to park within any public streets adjacent to the Project. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties and Landlord shall have no liability to Tenant due to Tenant’s inability to utilize parking spaces within the Project; however, Landlord shall have the right, but not the obligation, to impose reasonable rules and regulations as Landlord may deem necessary to regulate parking within the Project, including registration of license plate numbers for vehicles driven by Tenant’s employees, issuance and monitoring of parking tags or permits and/or designation of exclusive parking spaces. Landlord shall not be liable for any damage or loss to any automobile (or property therein) parked in, on or about such parking areas, or for any injury sustained by any person in, on or about such areas.

G.                        Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord’s inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant’s business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

5.                         ALTERATIONS AND REPAIRS.

A.                      Landlord’s Consent and Conditions. Tenant shall not make any improvements or alterations to the Premises (the “Work”) without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord’s prior written consent. Tenant shall pay Landlord’s standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant’s premises, or (c) is visible from outside the Premises.

Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant’s trade fixtures and for items which Landlord requires Tenant to remove at Tenant’s cost at the termination of the Lease pursuant to Section 5E. Tenant shall designate those items which it considers to be its trade fixtures in any request for Landlord’s approval of alterations. Any alterations not designated as such in Tenant’s request shall be deemed not to be trade fixtures. All Initial Improvements constructed under Appendix C shall become the property of Landlord upon installation, and shall be surrendered to Landlord with the Premises at the termination of this Lease or of Tenant’s right to possession.

The following requirements shall apply to all Work:

(1)                      Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord’s request, security for payment of all costs.

(2)                      Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

(3)                      The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations (“Governmental Requirements”).

(4)                      Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

(5)                      Tenant shall perform all Work in compliance with Landlord’s “Policies, Rules and Procedures for Construction Projects” in effect at the time the Work is performed.

(6)                      Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work, if Landlord’s employees or contractors perform the Work.

(7)                      Upon completion, Tenant shall furnish Landlord with contractor’s affidavits and full and final statutory waivers of liens from all contractors and subcontractors, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord’s “Policies, Rules and Procedures for Construction Projects”.

B.                        Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant’s fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so within ten (10) days after written demand by Landlord (or with no demand in the case of an emergency), Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant’s default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

C.                        No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord’s interest in the Project; any such lien or encumbrance shall attach to Tenant’s interest only. If any mechanic’s lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim by bonding in accordance with the Texas Property Code, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney’s fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

D.                       Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord’s property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord’s option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant’s right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord, at the time it gives its consent to the performance of such construction, expressly waives in writing the right to require such removal).

E.                         Removal at Termination. Upon the termination of this Lease or Tenant’s right of possession, Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements required to be removed by Tenant pursuant to Section 5D, and any improvements made by Tenant to any portion of the Project other than the Premises. Nothing in this Section 5 shall require Tenant to remove any part of the Initial Improvements (as defined in Appendix C). Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord’s election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for removal, repair or disposition.

6.                         USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord’s insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

If any governmental authority shall deem the Premises to be a “place of public accommodation” under the Americans with Disabilities Act or any other comparable law as a result of Tenant’s use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

7.                       GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord’s “Policies, Rules and Regulations for Construction Projects.”

8.                         WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

A.                      Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, to the extent typically covered under policies of “All Risks” Property Insurance.

To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant, to the extent typically covered under policies of “All Risks” Property Insurance.

B.                        Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use or occupancy of the Premises or from any other act or omission or negligence of Tenant or any of Tenant’s employees or agents. Tenant’s obligations under this section shall survive the termination of this Lease.

Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord’s employees or agents. Landlord’s obligations under this section shall survive the termination of this Lease.

C.                        Tenant’s Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1)                      Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate fir bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

(2)                      Property Insurance against “All Risks” of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant’s property insurance shall include a waiver of subrogation in favor of Landlord and its employees and agents.

(3)                      Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$500,000
Disease–Policy Limit	$500,000
Disease–Each Employee	$500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

Tenant’s insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord’s building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord’s approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have an A.M. Best rating of A VI or better.

Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1)                      Commercial General Liability Insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor’s protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

(2)                      Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$500,000
Disease–Policy Limit	$500,000
Disease–Each Employee	$500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

Tenant’s contractor’s insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord’s building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant’s contractor’s insurance policies.

D.                       Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

E.                         Landlord’s Insurance. Landlord shall maintain “All-Risk” property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective “All-Risk” coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

9.                         FIRE AND OTHER CASUALTY.

A.                      Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party’s receipt of the architect’s certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

B.                        Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent mat Tenant’s negligence caused the casualty.

10.                  EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

11.                  RIGHTS RESERVED TO LANDLORD. Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

A.                      Name. To change the name or street address of the Building or the suite number(s) of the Premises.

B.                        Signs. To install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant’s signs in the Premises visible from the common areas or the exterior of the Building.

C.                        Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

D.                       Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

E.                         Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

F.                         Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

G.                        Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant’s property. Tenant shall move its property entirely at its own risk.

H.                       Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant’s use of the Premises.

I.                          Relocation of Tenant. If and only if Texas Guaranteed Student Loan (another tenant in the Project) enters into an agreement with Landlor to lease the Premises, to relocate the Tenant one time only during the men current term of the Lease, upon sixty (60) days’ prior written notice, from all of the Premises (the “Old Premises”) to another area in the Project (the “new premises”), provided that:

(1)                      the size of the new premises is approximately equal to the size of the Old

Premises and, if the Rentable Square Feet within the new premises is more or less than the Old Premises, Base Rent and Tenant’s Proportionate Share shall be adjusted proportionately, provided that in no event will Base Rent increase from the Base Rent listed in Item 12 of the Schedule of this Lease;

(2)                      Landlord pays the cost of moving the Tenant and improving the raw premises to the standard of the Old Premises, including, without limitation, the cost of recabling and rewiring Tenant’s data and communication systems, replacement of reasonable quantities of stationery on hand and all labor and product costs associated therewith. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the new premises;

(3)                      Landlord shall work with Tenant in good faith to ensure that the new premises shall be substantially the same in size, configuration, decor, interior improvements and nature as that of the Old Premises, and all reasonable effort shall be made by Landlord to place the new premises in such condition, at Landlord’s sole cost and expense.

J.                           Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent’s receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

K.                       Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

L.                         Landlord’s Agents. If Tenant is in default under this Lease, possession of Tenant’s funds or negotiation of Tenant’s negotiable instrument by any of Landlord’s agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

M.                    Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises.

N.                       Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

12.                  TENANT’S DEFAULT. Any of the following shall constitute a default by Tenant:

A.                      Rent Default. Tenant fails to pay any Rent when due, and such failure continues for five (5) days after written notice thereof to Tenant; provided, however, that Landlord shall have no obligation to provide Tenant any such written notice more than once in any twelve (12) month period (it being understood and agreed that the Tenant’s failure to pay Rent when due during any 12-month period in which one (1) written notice has previously been provided hereunder shall constitute a default hereunder without any written notice thereof from Landlord);

B.                        Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 (Assignment and Sublease) or Section 27 (Hazardous Substances);

C.                        Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two (2) such failures during the Term of this Lease, this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to thirty (30) days, or such lesser period as is reasonably necessary to complete the cure;

D.                       Credit Default. One of the following credit defaults occurs:

(1)                      Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

(2)                      Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

(3)                      Any third party obtains a levy or attachment under process of law against Tenant’s leasehold interest.

E.                         Vacation or Abandonment Default. Tenant vacates or abandons tile Premises.

13.                  LANDLORD REMEDIES.

A.                      Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant’s possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant’s sole cost, remove any of Tenant’s signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

B.                        Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord’s reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the

Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

C.                        Possession Termination Damages. If Landlord terminates Tenant’s right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

D.                       Landlord’s Remedies Cumulative. All of Landlord’s remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord’s acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord’s notice to Tenant, or termination of the Lease or of Tenant’s right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant’s account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate under Section 2D(2) above until paid.

E.                         Waiver of Trial by Jury. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN TRAVIS COUNTY, TEXAS, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

F.                         Litigation Costs. Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs in enforcing this Lease, whether or not suit is filed.

14.                  SURRENDER. Upon termination of this Lease or Tenant’s right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

15.                  HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to- month tenancy, except that Tenant shall pay all of Base Rent and Operating Cost Share Rent at double the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord’s direct and consequential damages resulting from Tenant’s holdover, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims made by other tenants or prospective tenants against Landlord for delay by Landlord in delivering possession of the Premises because of any such holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord’s right to regain possession upon demand, or any other of Landlord’s remedies.

16.                  SUBORDINATION TO GROUND LEASES AND MORTGAGES.

A.                      Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

B.                        Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, at the option of such ground lessor, mortgagee or purchaser, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be lible as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant’s agreement to attorn.

C.                        Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

D.                       Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

E.                         Definitions. As used in this Section 16, “mortgage” shall include “deed of trust” and “mortgagee” shall include “beneficiary” under such deed of trust, “mortgagee” shall include the mortgagee of any ground lessee, and “ground lessor”, “mortgagee”, and “purchaser at a foreclosure sale” shall include, in each case, all of its successors and assigns, however remote.

17.                  ASSIGNMENT AND SUBLEASE.

A.                      In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant’s interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant’s interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay $750.00 to Landlord to reimburse Landlord for attorneys’ fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord’s prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

B.                        Landlord’s Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, and (v) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

C.                        Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant’s obligations under this Lease, and at Landlord’s option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

D.                       Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

E.                         Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

F.                         Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice of assignment or subletting for the entire Premises, terminate this Lease, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to the Premises shall expire except as to any obligations that expressly survive any termination of this Lease.

18.                  CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord’s successors for performance of such obligations. This Lease shall not be affected by any such transfer.

19.                  ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days of receiving a request from Landlord, execute, acknowledge in recordable form, and deliver to Landlord or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of Tenant, Landlord has committed no uncured defaults and Tenant has no offsets or claims. Tenant may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent estimate, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such certificate and statement within the time required shall be conclusive evidence against Tenant that this Lease, with any amendments identified by Landlord, is in full force and effect, that there are no uncured defaults by Landlord, that not more man one month’s Rent has been paid in advance, that Tenant has not paid any security deposit, and that Tenant has no claims or offsets against Landlord.

20.                  SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule.

If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord’s cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return me Security Deposit to Tenant, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.

21.                  FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord (“Force Majeure”).

22.                  NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

A.                     Landlord. To Landlord as follows:

c/o CarrAmerica Realty Corporation
300 West 6th Street, Suite 1350
Austin, Texas 78701
Attn: Managing Director

with a copy to:

CarrAmerica Realty Corporation
1850 K Street, N. W., Suite 500
Washington, D.C. 20006
Attn: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

B.                       Tenant. To Tenant as follows:

RWA Financial Services, Inc.
13809 Research Boulevard, Suite 910
Austin, Texas 78750

or to such other person at such other address as Tenant may designate by notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

23.                  QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

24.                  REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker’s fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

25.                  MISCELLANEOUS.

A.                      Successors and Assigns. Subject to the limits on Tenant’s assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

B.                        Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant’s receipt of Landlord’s statement.

C.                        Meaning of “Landlord”, “Ro-Entry, “including” and “Affiliate”. The term “Landlord” means only the owner of the Project and the lessor’s interest in this Lease from time to time. The words “re-entry” and “re-enter” are not restricted to their technical legal meaning. The words “including” and similar words shall mean “without limitation.” The word “affiliate” shall mean a person or entity controlling, controlled by or under common control with the applicable entity. “Control” shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

D.                       Time of the Essence. Time is of the essence of each provision of this Lease.

E.                         No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

F.                         Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

G.                        Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

H.                       Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant’s interests under this Lease.

I.                            No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

J.                           Landlord’s Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

K.                       Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

L.                         Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

M.                    Landlord’s Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

N.                       Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

O.                       Landlord’s Title. Landlord’s title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord’s title.

P.                         Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

Q.                       Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

R.                        No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

S.                         Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

T.                        No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

U.                       Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

V.                        Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

W.                   Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

X.                       Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

Y.                        Tenant’s Financial Statements. Within ten (10) days after Landlord’s written request therefor, Tenant shall deliver to Landlord the current audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year’s financial statements, each with an opinion of a certified public accountant and including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied.

Z.                        Usury Savings. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, that such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

AA.            Waiver of Warranties. TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PREMISES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY COMMERCIAL OR OTHER PARTICULAR PURPOSE.

26.                  UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

27.                  HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. “Hazardous Substances” include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from the contamination of the Project with Hazardous Substances as a result of or arising out of the use or occupancy of the Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease.

28.                  EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord’s obligations hereunder.

29.                  LANDLORD’S LIEN. LANDLORD SHALL HAVE AND TENANT HEREBY GRANTS TO LANDLORD A CONTINUING SECURITY INTEREST FOR ALL RENT AND OTHER SUMS OF MONEY BECOMING DUE HEREUNDER FROM TENANT, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, INVENTORY, ACCOUNTS, CONTRACT RIGHTS, CHATTEL PAPER AND OTHER PERSONAL PROPERTY OF TENANT SITUATED ON THE PREMISES, WHICH IS LOCATED AT 13809 RESEARCH BOULEVARD, AUSTIN, TEXAS 78750, AND SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM WITHOUT THE CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT AS WELL AS ANY AND ALL OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID AND DISCHARGED. PRODUCTS OF COLLATERAL ARE ALSO COVERED. IN THE EVENT OF A DEFAULT UNDER THIS LEASE, LANDLORD SHALL HAVE, IN ADDITION TO ANY OTHER REMEDIES PROVIDED HEREIN OR BY LAW, ALL RIGHTS AND REMEDIES UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING WITHOUT LIMITATION THE RIGHT TO SELL THE PROPERTY DESCRIBED IN THIS PARAGRAPH AT PUBLIC OR PRIVATE SALE UPON FIVE (5) DAYS NOTICE TO TENANT. TENANT HEREBY AGREES TO EXECUTE SUCH OTHER INSTRUMENTS NECESSARY OR DESIRABLE IN LANDLORD’S DISCRETION TO PERFECT THE SECURITY INTEREST HEREBY CREATED. ANY STATUTORY LIEN FOR RENT IS NOT HEREBY WAIVED, THE EXPRESS CONTRACTUAL LIEN HEREIN GRANTED BEING IN ADDITION AND SUPPLEMENTARY THERETO. LANDLORD AND TENANT AGREE THAT THIS LEASE AND SECURITY AGREEMENT SERVES AS A FINANCING STATEMENT AND THAT A COPY OR PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS PORTION OF THIS LEASE MAY BE FILED OF RECORD BY LANDLORD AND HAVE THE SAME FORCE AND EFFECT AS THE ORIGINAL. THIS SECURITY AGREEMENT AND FINANCING STATEMENT ALSO COVERS FIXTURES LOCATED AT THE PREMISES, AND MAY BE FILED FOR RECORD IN THE REAL ESTATE RECORDS. TENANT WARRANT THAT THE COLLATERAL SUBJECT TO THE SECURITY INTEREST GRANTED HEREIN IS NOT PURCHASED OR USED BY TENANT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

30.                  EXTENSION OPTION. Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for one (1) period of three (3) years (the “Renewal Term”) upon the same terms contained in this Lease, excluding the provisions of Appendix C of the Lease and except for the amount of Base Rent payable during the Renewal Term. Tenant shall have no additional extension option.

A.                      The Base Rent during the Renewal Term shall be the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the vicinity of the Building as reasonably determined by Landlord.

B.                        To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not less than twelve (12) months prior to the proposed commencement of the Renewal Term. At some point between thirteen (13) and eleven (11) months prior to the proposed commencement of the Renewal Term, Landlord shall calculate and inform Tenant of the Base Rent for the Premises. Such calculation shall be final and shall not be recalculated at the actual commencement of the Renewal Term if any. Tenant shall give Landlord final binding notice of intent to exercise its option to extend within fifteen (15) days after receiving Landlord’s calculation of Base Rent. If Tenant fails to give either its initial non-binding notice or its final binding notice timely, Tenant will be deemed to have waived its option to extend.

C.                        Tenant’s option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months prior to the Renewal Term.

31.                  SATELLITE DISH. Subject to the existing rights of any other tenants or occupants of the Building, Tenant may at its sole cost install, maintain, and from time to time replace a small satellite dish (a “Dish”) on the roof of the Building, provided that Tenant shall obtain Landlord’s prior reasonable approval of the proposed size, weight and location of the Dish and method for fastening the Dish to the roof, and that Tenant will at its sole cost comply with all Governmental Requirements and the conditions of any bond or warranty maintained by Landlord on the roof. Landlord may supervise any roof penetration. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Dish. The Dish shall remain the property of Tenant, and Tenant may remove the Dish at its cost at any time during the Term. Tenant shall remove the Dish at its cost upon expiration or termination of the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Dish.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the dates set forth below, but to be effective as of the date first set forth above.

LANDLORD:

CARRAMERICA REALTY, LP., t/a Tower of the Hills

By:	CarrAmerica Realty G.P. Holdings, Inc., a Delaware corporation, its general partner

By:	/s/ [Illegible]
Name:	[Illegible]
Title:	VP

Address:	c/o CarrAmerica Realty Corporation 300 West 6th Street, Suite 1350 Austin, Texas 78701 Attention: Managing Director

Date signed :	7.11.02

TENANT:

RWA FINANCIAL SERVICES, INC.

By:	/s/ Wendy Jo Allen
Name:	Wendy Jo Allen
Title:	Secretary/Treasurer

Address:	RWA Financial Services, Inc. 13809 Research Boulevard, Suite 910 Austin, Texas 78750

Date signed:	7/1/02

APPENDIX A

LEGAL DESCRIPTION OF LAND AND PLAN OF THE PREMISES

Lot 1, Block A, TOWER OF THE HILLS SUBDIVISION, a subdivision in Williamson County, Texas, according to the map or plat thereof recorded in Cabinet P, Slides 126-127 of the Plat Records of Williamson County, Texas.

(see attached floor plan depicting the Premises)

A-1

APPENDIX A